[PANACO , INC. LOGO]




July  28,  1999     By  Overnight  Mail

To  all  Working  Interest  Partners

Re:  SAL  16146  #1  Well  (2040010)
     South  Halter  Island  Prospect
     S.  Mary  &  Terrebonne  Parishes,  Louisiana

Gentlemen:

This letter shall serve to confirm in writing your telephone conversations last night July 27, in which you decided unanimously to plug and abandon the aforementioned well after reviewing the core analysis. Each of you had previously agreed to shoot these cores during our partners meeting on July 26.

Please sign below to indicate your concurrence with the recommendation that State Lease 16146 #1 well by plugged and abandoned.

Your  cooperation  is  appreciated.

Very  truly  yours,  PANACO,  Inc.

/s/  Lois  W.  Kidd
Lois  W.  Kidd
Landman

This  29  day  of  July,  1999

I  concur with the recommendation to P&A the aforementioned well.  (x)  yes  no

Company:  Lakota  Energy  Inc.

By:  /s/  Ken  Honeyman

Title:  President

TRIBOW  2,  LLC

1010  Lamar,  Suite  1580
Houston,  Texas  77002  (713)  650-3614

5339  Alpha,  Ste.  12D
Dallas,  Texas  75240
(972)  233-2313

May  6,  1999

YORK  RESOURCES,  INC.
3845  F74  1960  West,  Suite  250
Houston,  Texas  77068

PANACO,  INC.
1100  Louisiana,  Suite  5100
Houston,  Texas  77002
CARSON  ENERGY,  INC.
1114  Lost  Creek  Blvd,  Suite  215
Austin,  Texas  78746

JANIVO  REALTY,  INC.
3500  Oaklawn,  Suite  215
Dallas,  Texas  75219

LAKOTA  ENERGY,  INC.
2849  Paces  Ferry  Road,  Suite  210
Atlanta,  Georgia  30339

Re:  South  Halter  Island  Prospect
     St.  Mary.&  Terrebonne  Parishes,
     L  0  U  I  S  I  A  N  A

Gentlemen:

This is the Agreement between Tribow 2, LLC, hereinafter referred to as "Tribow 2, " and "Non-Operator," Janivo Realty, Inc., hereinafter referred to as "Janivo," PANACO, INC., hereinafter referred to as "Operator," and York Resources, Inc., Carson Energy, Inc. and Lakota Energy, Inc., hereinafter referred to as "NonOperators," relative to operations in the subject area. operator and Non-Operators are sometimes hereinafter referred to collectively as "Participants."

                                       1.

                           SL 16146 and Lease Burdens

1.1 Tribow 2 represents that Tribow 2 is the owner of the following described lease, to-wit:

Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated June 15, 1998 between The State of Louisiana, as Lessor, and Tribow 2, LLC, as Lessee, recorded in Book No. 1617 under Entry No. 1,027,605 of the Conveyance Records of Terrebonne Parish, and in Book 41-Q, Entry No. 262,703 of the Conveyance Records of St. Mary Parish, covering 620.0 acres, more or less, being a portion of State Tract 30962, hereinafter  referred  to  as  "SL  16146."

1.2 Tribow 2 further represents that SL 16146 is subject only to the following:

(a)   royalty  of  twenty-two  percent  (22.0%)  in  favor  of  the  Lessor;

(b) overriding royalties in the amount of three percent (3.0%) in favor of Burton C. Bowen, et al;

(c) carried working interest effective at "Completion Point," as hereinafter defined, in the "Initial Well" provided for in Article 5 below, in the amount of twenty percent (20.0%), in favor of Tribow 2, Janivo and PANACO, Inc., hereinafter  referred  to  as  "Lease  Burdens."

1.3 The carried working interests of Tribow 2, Janivo and PANACO, Inc. are subject to and the result of that certain unrecorded Leasebank Exploration Agreement dated April 24, 1998, under the terms of which Janivo and PANACO, Inc. underwrite certain prospect development costs for Tribow 2. For the limited purposes of referring to their respective shares of such carried working interest, Tribow 2 (75.0%), Janivo (16.667%) and PANACO, Inc. (8.333%) are hereinafter referred to collectively as "Tribow 2, et al."

                                       2.

                            Prospect Acquisition Fee

2.1 As consideration for Participants' interests in SL 16146 and the geological information and data heretofore furnished by Tribow 2, Participants agree to pay Tribow 2, in cash, and Tribow 2 will carry, as a "Prospect Acquisition Fee, 11 the sum of Three Hundred Twenty Thousand ($320,000) Dollars, in the following proportions:

York  Resources,  Inc.                    $  96,000
PANACO,  Inc.                             $  80,000
Tribow  2                                 $  65,600
Carson  Energy,  Inc.                     $  54,400
Lakota  Energy,  Inc.                     $  24,000
                                          ---------
                                           $320,000

2.2 Tribow 2 will notify Participants when all Participants have executed or ratified this Agreement. Participants agree to deliver, to Tribow 2, their respective checks for the Prospect Acquisition Fee within ten (10) days following receipt of notice that all Participants have executed or ratified this Agreement.

2.3 In the event the Initial Well is not commenced on or before June 15, 1999 as provided in Section 5.3 below, each Participant shall have the right., until July 1, 1999 at 5:00 p.m, to withdraw from this Agreement. In the event a Participant withdraws from this Agreement, Tribow 2 will refund such Participant's share of the Prospect Acquisition Fee within ten (10) days following Participant's election to withdraw.

                                       3.

                                   Assignment

In consideration of the Prospect Acquisition Fee and the drilling of the Initial Well to Completion Point, Tribow 2 will, within fifteen (15) days following receipt of the Prospect Acquisition Fee from Participants, deliver an after Completion Point Assignment on the form attached hereto, marked Exhibit "All and made a part hereof for all purposes ("Assignment"), to the end that SL 16146 shall be owned as follows:

York  Resources,  Inc.                                   24.00000%
PANACO,  Inc.                                            21.66666%
Carson  Energy,  Inc.                                    13.60000%
Lakota  Energy,  Inc.                                     6.00000%
Janivo  Realty,  Inc.                                     3.33334%
Tribow  2,  LLC                                          31.40000%
                                                         ---------
                                                        100.00000%

                                       4.

                               Operating Agreement

Concurrently with the execution of this Agreement, Participants and Tribow 2, et al are executing the operating Agreement attached hereto, marked Exhibit "B" and made a part hereof for all purposes ("Operating Agreement"). The operating Agreement designates PANACO, Inc. as "Operator" and will control all operations on the "Contract Area" depicted therein, including SL 16146 and the Initial Well; provided, however, in the event of a conflict between this Agreement and the Operating Agreement, then this Agreement shall take precedence.

                                       5.

                                  Initial Well

5.1 Before commencing operations on the Initial well, Operator will furnish Non-Operators with an Authority For Expenditure to drill, evaluate and complete the said well ("AFE"). No more than thirty (30) days before commencing operations on the well, operator will call for each Non-Operator's share of the amount of the AFE to drill and evaluate the well to Completion Point and plug and abandon the well as a dry hole. Non-Operators will pay the amount specified within ten (10) days following receipt of the AFE. At Completion Point in the Initial Well, subject to the rights of Non-Operators, under Article 6 below, to participate or not participate in subsequent operations, Operator will call for each Non-Operator's share of the amount of the AFE to complete the well as an oil or gas well, or the estimated cost to sidetrack or deepen the well together with an appropriate AFE, and Non-Operators will pay the amount specified within three (3) business days following receipt of Operator's Call for Funds.

5.2 In the event a Non-Operator fails to timely pay its share of the AFE to drill and evaluate the well to completion point and plug and abandon the well as a dry hole, or the AFE to sidetrack or deepen the well, such Non-Operator's rights hereunder will terminate without notice. The Prospect Acquisition Fee will not be refunded and the interest of the defaulting Non-operator shall be subject to
Article  10  below.

5.3 Subject to the receipt of the amount of the AFE to drill and evaluate the well to Completion Point and plug and abandon the Initial Well as a dry hole, from all Non-Operators, Operator will, on or before June 15, 1999, commence actual drilling on the Initial Well at a surface location 1,350.0 feet due east of the surface location of the Scana Petroleum No. 1 State Lease No. 15119 Well, or 3,450.0 feet from the north line, 2,200.0 feet from the west line of Section 27, Township 19 South, Range 12 East, Terrebonne Parish. Operator will thereafter drill said well with due diligence and in a workmanlike manner to:

(a) a total vertical depth of 12,300.0 feet below the surface at a bottomhole location approximately 1,650.0 feet south and 2,500.0 feet west of the surface location, or

(b) a depth, en route to the depth specified in (a) above, sufficient to drill through and fully evaluate that certain series of sands or formations encountered between the depths of 11,225.0 feet and 12,115.0 feet in the Goldking No. 1 State Lease No. 7637 Well located in Section 27, Township 19 South, Range 12 East, Terrebonne Parish, plus two hundred feet (200.01), in an effort to test the next sand or formation in the series (which sand is not penetrated by the Goldking Well) encountered between the depths of 12,250.0 feet a , and 12,360.0 feet in the Union Oil of California No. 1 State Lease No. 2784 Well located in Four League Bay of the same Township ("Big 'B' 12,200.0 foot Sand"), hereinafter referred to as "Objective Depth," or

(c) a depth at which mechanical difficulty, loss of circulation, water flow, abnormal pressure, heaving shale, salt or other conditions are encountered which make drilling abnormally difficult or hazardous, causes sticking of drillpipe or casing or any other similar difficulties which preclude drilling ahead under normal procedures, hereinafter referred to as "Gulf Coast Conditions,"

whichever  is  the  lesser  depth.

5.4 At such time as the Initial Well has been drilled to one of the depths specified in Section 5.3 above, operator will run a Dual Induction or other equivalent open hole electrical log from the total depth drilled to the bottom of the surface casing, and such other methods and tools of evaluation that will insure a proper evaluation of all formations in the well indicating hydrocarbons, if under the then existing conditions, such methods of evaluation are prudent.

5.5 "Completion Point" in the Initial Well shall be defined and occur at such time as the well has been drilled to one of the depths specified in Section
5.3 above and the electric log and other tools of evaluation have been run, plus 24 hours. The entire cost, risk and liability of drilling, evaluating and completing the Initial Well, prior to Completion Point, will be shared as follows:

York  Resources,  Inc.                                  30.0%
PANACO,  Inc.                                           25.0%
Tribow  2                                               20.5%
Carson  Energy,  Inc.                                   17.0%
Lakota  Energy,  Inc.                                    7.5%
Tribow  2,  et  al                                       -0-
                                                        ------
                                                        100.0%

5.6 Participants willfully indemnify and hold Tribow 2, et al harmless from any and all claims or causes of action arising directly or indirectly to an undivided 20.0% of the costs and expenses of all operations on the Initial Well until Completion Point.
                                       6.

                                Completion Point

6.1 At Completion Point in the Initial Well, notwithstanding anything to the contrary in Article VI.B. of the Operating

Agreement,  Participants  and Tribow 2, et al will make the following elections:

(a) to complete the well as an oil or gas well, and if all Participants and Tribow 2, et al agree, the risk, cost and expense of liability of such operation will be shared as follows:

York  Resources, Inc.                                          24.00000%
PANACO,  Inc.                                                  21.66666%
Carson  Energy,  Inc.                                          13.60000%
Lakota  Energy, Inc.                                            6.00000%
Janivo                                                          3.33334%
Tribow  2                                                      31.40000%
                                                               ---------
                                                              100.00000%

(b) to sidetrack or deepen the well, and if all Participants agree, the cost and risk of such operation will be shared as follows:

York  Resources,  Inc.                                            30.0%
PANACO,  Inc.                                                     25.0%
Tribow  2                                                         20.5%
Carson  Energy,  Inc.                                             17.0%
Lakota  Energy,  Inc.                                              7.5%
Tribow  2,  et  al                                                 -0-
                                                                 -------
                                                                 100.0%

including a Triple Combination Dual Induction Log or other equivalent open hole electrical log over the unlogged portion of the hole and such other methods and tools of evaluation to insure a proper test of the well.

(c) to plug and abandon the well, and if all Participants and Tribow 2, et al agree, the cost and risk of such operation will be shared as set forth in
Section  6.1  (b)  above.

6.2     Following  operations  to  sidetrack  or deepen the Initial Well, all of
Section 6.1 will apply to subsequent operations on the well, and the well shall again have reached Completion Point.

6.3 At Completion Point, an election by the party or parties owning or representing the largest percentage interest in the Initial Well to complete the well as an oil or gas well shall take precedence over an election to deepen the well, which shall take precedence over an election to sidetrack the well, which shall take precedence over an election to plug and abandon the well. If the parties cannot agree on the sand or formation in which to complete the well, an election, by the party or parties owning or representing the largest percentage interest in the well, to complete in a deeper sand or formation shall take precedence over an election to complete in a shallower sand or formation.

6.4 At Completion Point, if less than all parties elect to deepen, sidetrack, or complete the well as an oil or gas well, Article VI B. 2. of the Operating Agreement shall not apply to such operations and the interest of the non-participating parties shall be subject to Article 10 below.

6.5 If less than all parties elect to complete the well and the well results in a dry hole, the cost and risk to plug and abandon said well will be shared by the parties participating in the completion attempt.

                                       7.

                                Supplemental Well

7.1 In the event the Initial Well is not drilled to the Objective Depth due to Gulf Coast Conditions and is completed as an oil or gas well or plugged and abandoned as a dry hole, Operator shall, within sixty (60) days after completing or abandoning said well, propose a new well by furnishing Non-operators with an APE therefor ("Supplemental Well") in an effort to reach the Objective Depth. Non-Operators will, within thirty (30) days after receipt of the Supplemental Well AFE, notify Operator that Non- Operators will participate or not participate in the Supplemental Well.

7.2 The interest of the Non-Operators electing not to participate in the Supplemental Well shall be subject to the provisions of Article 10 below; provided, however:

(a) If the Initial Well was completed as an oil or gas well, the interest of those Non-Operators that joined in and paid their share of the cost to complete the well as an oil or gas well shall retain all rights to the well and SL 16146 insofar as said lease covers all rights between the surface-and the total depth drilled in the Initial Well, plus 100.0 feet, and the interest of such Non-Operator in and to the well and SL 16146 between the surface and the total depth drilled in the Initial Well, plus 100.0 feet, shall not be subject to
Article  10  below.

(b) If the cost of the Initial Well exceeds the original AFE by fifteen percent (15.0%) then Participants shall have "earned," under the terms of this Agreement, all rights to all depths, and there shall be no requirement to participate in the Supplemental Well. If the

Supplemental Well is proposed, the drilling of such well and the penalty for failure to participate in such well shall be governed by Article VI. B. of the Operating Agreement.

7.3Failure by a Non-Operator to timely notify operator that a Non-Operator will participate in the Supplemental Well shall constitute an election to not participate in the well.

7.4The Supplemental Well will be drilled in a like manner and under the same terms and conditions as the Initial Well, and the term "Initial Well" will include the Supplemental Well. The entire cost, risk and expense of drilling the Supplemental Well to Completion Point shall be shared as follows:

York Resources, Inc.                                                30.0%
PANACO,  Inc.                                                       25.0%
Tribow 2                                                            20.5%
Carson  Energy, Inc.                                                17.0%
Lakota Energy, Inc.                                                  7.5%
Tribow  2,  et  al                                                   -0-
                                                                    ------
                                                                   100.0%

7.5 In the event the Supplemental Well results in an oil or gas well or as a dry hole after having reached the Objective Depth, or without having reached the Objective Depth due to Gulf Coast Conditions, no further drilling is required of Participants under the terms of this Agreement.

7.6 If a Non-Operator advances its share of the AFE for the Supplemental Well but less than 100.0% interest in the well is subscribed under Article 10 below, Operator will promptly refund such Non-Operator's share of the AFE for the Supplemental Well. In the event 100.0% interest in the Supplemental Well is subscribed under this Article 7 or under Article 10 below and the well is not timely commenced, all Participants will immediately re-assign to Tribow 2, all rights in and to SL 16146, less and except rights in and to the Initial well and SL 16146 to be retained under Section 7.2 above.

                                       8.

                              Drilling Information

8.1 During all operations on the Initial Well, operator will insure that Non-operators and Tribow 2, et al have access to said well at all times, including freedom of the derrick floor, at their sole risk and expense, and fully advise Non-operators and Tribow 2, et al of the depth and condition of the
well  at  all  times.   In  the  event  of  evaluation,  operator  will  notify
Non-Operators  and

Tribow  2,  et  al  in  sufficient  time so that representatives can be present.

8.2 Operator will promptly furnish Non-operators and Tribow 2, et al with a copy of the location plat, permit to drill, all results of the tools of evaluation and copies of all forms required by regulatory bodies for the Initial Well, and from the time operations for drilling are commenced until the well is completed, with daily drilling progress reports by facsimile. The total number of copies required, along with contact names and addresses, shall be supplied to the Operator by Non-Operators for the disbursement of well data and information.

                                       9.

                               Release of SL 16146

If a party to this Agreement elects to release, surrender or otherwise let SL 16146 expire, such party will first give notice to the other parties sixty (60) days in advance of the date on which SL 16146 is to be surrendered, and the interest of the party electing to surrender SL 16146 shall be subject to Article 10 below.

                                       10.

                               Available Interest

10.1     In  the  event  a  Participant:

(a)     fails  to  timely  pay  its  share  of  the  Prospect Acquisition Fee; ,

(b) fails to timely pay in advance its share of the AFE for the Initial well;

(c) elects not to participate in the completion, sidetracking or deepening of the Initial Well at Completion Point;

(d)     fails  to  participate  in  the  Supplemental  Well;

(e)     elects  to  surrender  SL  16146;

Operator will advise the other Participants of the amount of interest of the defaulting or non-participating Participant ("Available Interest"). The Participants receiving notice shall, within forty-eight (48) hours after receipt of such notice (twenty-four [24] hours corresponds to one (1) business day), if a drilling or completion rig is on location, or within five (5) days if a drilling or completion rig is not on location, advise operator of such Participants' election to:

(f) limit participation to such Participant's interest in the well, operation or SL 16146 to which the Available Interest applies, to such Participant's original interest; or

(g) in addition to such Participant's original interest, acquire such Participant's proportionate share, or more, of the Available Interest.

Failure to timely advise operator of (f) or (g) above shall constitute an election, under (f) above, to limit participation to such Participant's original interest.

10.2 If the non-defaulting or participating Participants do not acquire all of the Available Interest, Tribow 2 will use its best efforts to obtain new participants for the remaining Available Interest under terms and conditions of Tribow 2's choice. In the event Tribow 2 obtains an offer from a Participant for the Available Interest on terms more favorable than the terms under which the non-defaulting or participating Participants acquired their interest, Tribow 2 shall not be required to offer such more favorable terms to the non-defaulting or participating Participants.

10.3 Any assignment of Available Interest will be made without warranty except as against the acts of the assignor and free and clear of any overriding royalty or other similar burden, except the Lease Burdens; however, reassignment of Available Interest shall not relieve the assignor of obligations and liabilities incurred prior to the effective date of the assignment.

10.4 In the event a drilling or completion rig is on location while Participants have the right to make the elections afforded under Section 10.1 above, Participants shall bear the entire risk and expense of the rig as their interest appears in the well prior to Completion Point.

                                       11.

                                  Miscellaneous

11.1 This Agreement will extend to and be binding upon the parties hereto, their representatives, successors and assigns.

11.2 This Assignment may be executed in counterparts, and each executed counterpart shall be deemed an original and the signature pages of each counterpart may be compiled to form one original and shall have the same effect as if one original had been executed by all parties. This Agreement shall be binding on those- parties that sign a counterpart, whether all parties sign a counterpart or not.

11.3 If the foregoing correctly reflects Participants' and Janivo Is understanding of the Agreement, kindly sign this Agreement (including the Operating Agreement), and return one executed copy to Tribow 2 on or before May 20, 1999. If this Agreement is not timely executed and returned, this Agreement may not thereafter be accepted without Tribow 2's written consent.

Very  truly  yours,

TRIBOW  2,  LLC

By:  /s/  Burton  C.  Bowen
Vice  President

ACCEPTED  AND  AGREED  TO  this  the

                    day  of     1999.

YORK  RESOURCES,  INC.

By:  /s/  unknown
Name:
Title:

ACCEPTED  AND  AGREED  TO  this  the

                      day  of     1999.

PANACO,  INC.

By:  /s/  unknown
Name:
Title:

ACCEPTED  AND  AGREED  TO  this      the
                       day  of     1999.

CARSON  ENERGY,  INC.

By:  /s/  E.  Carter  Bills,  II
E.  Carter  Bills,  II

ACCEPTED  AND  AGREED  TO  this  the
                          day  of     1999.

JANIVO  REALTY,  INC.

By:  /s/  Anthony  E.  Baggett
Anthony  E.  Baggett
President

ACCEPTED  AND  AGREED  TO  this  the

10  day  of  May  ,  1999.

LAKOTA  ENERGY,  INC.

By:  /s/  R.  K.  Honeyman
R.  K.  Honeyman
President

                                    EXHIBIT A

ATTACHED TO and made a part of SHI. 2, that certain Participation Agreement dated May 6, 1999 by Tribow 2, LLC, et al, relative to operations in the South Halter Island Prospect, St. Mary and Terrebonne Parishes, Louisiana.


STATE  OF  LOUISIANA                         SHI.4

PARISHES  OF  TERREBONNE  AND  ST.  MARY

                      ASSIGNMENT OF UNDIVIDED INTEREST IN'
                              STATE LEASE NO. 16146
                          SOUTH HALTER ISLAND PROSPECT

KNOW  ALL  14EN  BY  THESE  PRESENTS:  THAT,

For and in consideration of the sum of One Hundred and No/100 Dollars and other Valuable Consideration ($100.00 & OVC), the receipt and sufficiency of which are hereby acknowledged,

TRIBOW  2,  LLC
a  Texas  limited  liability  company
1010  Lamar,  Suite  1580
Houston,  Texas  77002

("Assignor")  does  hereby  bargain,  grant,  sell,  assign  and  convey  unto

YORK  RESOURCES,  INC.
a  Texas  corporation
3845  FM  1960  West,  Suite  250
 Houston,  Texas  77068

PANACO,  INC.
a  Delaware  corporation
1100  Louisiana,  Suite  5100
Houston,  Texas  77002

CARSON  ENERGY,  INC.
a  Texas  corporation
1114  Lost  Creek  Boulevard,  Suite  120
 Austin,  Texas  78746

LAKOTA  ENERGY,  INC.
2849  Paces  Ferry  Road.  Suite  210
Atlanta,  Georgia  30339

JANIVO  REALTY,  INC.
a ________________  corporation
3500  Oaklawn,  Suite  215
Dallas,  Texas  75219

(Assignees"), an undivided Sixty-eight and Six-tenths Percent (68.6%) interest in and to the following described lease, to-wit:

Lease for Oil, Gas and other Liquid or Gaseous Minerals dated June 15, 1998 between The State of Louisiana, as Lessor, and Tribow 2, LLC, as Lessee, recorded in Book No. 1617 under Entry No. 1,027,605 of the Conveyance Records of Terrebonne Parish, and in Book 41-Q, Entry No. 262,703 of the Conveyance Records of St. Mary Parish, covering 620.0 acres, more or less, being a portion of State Tract 30962 ("SL 16146"), in  the  following  proportions:

York  Resources,  Inc.                                24.00000%
PANACO,  Inc.                                         21.66666%
Carson  Energy,  Inc.                                 13.60000%
Lakota  Energy,  Inc.                                  6.00000%
Janivo  Realty,  Inc.                                  3.33334%
                                                      ---------
                                                      68.60000%

subject  to  the  following  terms  and  conditions,  to  wit:

                                       1.

The interests herein conveyed are subject to, and Assignees agree to assume and bear their respective share of (a) the lessor's royalty, and (b) those certain overriding royalties in the total Amount of Three Percent (3.0%) created by (SHI.3) Assignment of ' overriding Royalties - South Halter Island Prospect dated 1999 between Tribow 2, LLC, as Assignor, and Burton C. Bowen, et al, as Assignees, recorded under Original Entry No._____ in Book___________ at Page _____________ of the Conveyance Records of Terrebonne Parish, and under
original  Entry  No.     in  Book                            at  Page     of the
Conveyance  Records  of  St.  Mary  Parish.

                                       2.

In the event SL 16146 covers less than the entire mineral interest in and to the leased premises, or in the event Assignor owns less than 100.0% interest in and to SL 16146, the overriding royalty described in Subparagraph ________
(b) above will be reduced to the proportion that the mineral interest actually covered by said lease, or the interest actually owned by Assignor, bears to 100.0%.

                                       3.

Assignees expressly agree to fully protect, defend and indemnify and hold Assignor, its officers, employees, agents, successors and assigns free and harmless from and against each and every claim, demand, liability or cause of action, on account of lease maintenance matters (including payment of royalty), personal injury or death, property damage, damage to the environment, including any claim, demand or cause of action asserted by any governmental agency or any person, corporation or other entity for personal injury (including sickness, disease or death), property damage or damage to the environment resulting from the discharge or release of any chemical, material or emission into one or more of the environmental media at or in the vicinity of the Leases or obligations imposed upon Assignor by contract or by rules and regulations of the Louisiana Department of Conservation and other applicable laws, rules and regulations requiring plugging and abandoning of each Well (including but not limited to salt water disposal therewith, including but not limited to any and all costs, expenses, damages and penalties, attorneys fees or losses in connection therewith, made or asserted by third persons, including governmental agencies and political subdivisions, or by Assignees, their employees, agents or servants until "Completion Point" in the "Initial Well" as defined in SHI.2, that certain unrecorded Participation Agreement dated May 6, 1999 between Assignor and Assignees. Notwithstanding anything herein to the contrary, no Assignee shall individually be responsible, under the provisions of this indemnity and hold harmless provision, for more than each Assignee's interest in this indemnity obligation, which indemnity obligation for each Assignee shall be equal to that Assignee's percentage interest in the Leases. Following Completion Point, Assignor shall assume and bear its thirty-one and four-tenths percent (31.4%) of all risk, cost and expense arising out of operations on the Leases.

                                       4.

No change in ownership of the overriding royalty described in Subparagraph (b) above, or any interest therein, or change in the capacity of status of Assignor will impose any additional burden on Assignees or impair the effectiveness of payments made by Assignees, unless Assignees will have been furnished, forty-five (45) days before payment is due, a Certified Copy of the recorded instrument or judgement evidencing such change of ownership or capacity.

                                       5.

Assignees accept the interests herein conveyed and will fulfill all obligations, conditions and stipulations of the Leases, as well as the rules and regulations of the State Mineral Board of the State of Louisiana so far as applicable thereto.

                                       6.

The  Leases  are  not  dedicated  to  a  Gas  Purchase  or  Sales  Contract.

                                       7.

PANACO, Inc. accepts responsibility as Operator of SL 16146 and as such is responsible for the disbursement of royalties to The State of Louisiana.

                                       8.

This Assignment will be binding upon and inure to the benefit of Assignor and Assignees, their respective successors and assigns forever.

                                       9.

Except as against the acts or omissions by, through or under Assignor, this Assignment is made without warranty, express or implied, even to the return of the purchase price, but is with complete transfer and subrogation of all rights and actions in warranty against the lessors.

                                       10.

This Assignment may be executed in multiple counterparts and each executed counterpart shall be deemed an original, and the signature pages may be compiled to form original,, and the signature pages may be compiled to form one original and shall have the same effect as if one original had been executed by all parties.

IN  WITNESS  WHEREOF  this  Assignment  is  executed  on  this  the
day  of     1999.

                                    ASSIGNOR

Thus  done  and signed by TRIBOW 2, LLC, at Houston,. Harris County,, Texas,, on
this     day  of     1999,  in  the
presence of the undersigned competent witnesses, who have signed 'these presents with the said Appearer and me,, Notary, after reading of the whole.

WITNESSES:


----------------------


------------------------


TRIBOW  2,  LLC
BY:  /s/  Burton  C.  Bowen
---------------------------
Burton  C.  Bowen
Vice-President

                                  NOTARY PUBLIC

                                    ASSIGNEES

Thus  done and signed by YORK RESOURCES, INC., at Houston, Harris County, Texas,
on  this               day  of     1999,  in  the  presence  of  the undersigned
competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:

----------------------

---------------------


YORK  RESOURCES,  INC.

BY:  /s/  unknown
----------------------
Name:

Title:


                                  NOTARY PUBLIC

Thus  done and signed by PANACO, INC., at Houston, Harris County, Texas, on this
day  of     1999,     in  the
presence of the undersigned competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:

----------------

----------------

PANACO,  INC.

By:  /s/  Unknown
------------------
Name:
Title:

                                  NOTARY PUBLIC

Thus done and signed by CARSON ENERGY, INC., at Austin, Travis County, Texas, on this day of , 1999, in the presence of the undersigned competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:

-----------------------

-----------------------


CARSON  ENERGY,  INC.

By:  /s/  E.  Carter  Bills,  II
---------------------------------
E.  Carter  Bills,  II
President

                                  NOTARY PUBLIC

Thus  done  and  signed  by LAKOTA ENERGY, INC., at Atlanta, County, Georgia, on
this     day  of
1999, in the presence of the undersigned competent witnesses, who have signed these presents with said Appearer and me,, Notary, after reading of the whole.

WITNESSES:

----------------------

----------------------

LAKOTA  ENERGY  INC.

BY:  /s/  Unknown
-----------------
Name:
Title:

                                  NOTARY PUBLIC



Thus done and signed by JANIVO REALTY, INC., at Dallas, Dallas County, Texas, on
this     day-of     1999,  in  the  presence  of  the  undersigned  competent
witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:

-----------------------

------------------------

 .JANIVO  REALTY,  INC.

By:  /s/  Anthony  E.  Baggett
------------------------------
Anthony  E.  Baggett
President


                                  NOTARY PUBLIC

                             A.A.P.L. FORM 610-1982
                         MODEL FORM OPERATING AGREEMENT




                                    EXHIBIT B

                               OPERATING AGREEMENT

                                      DATED

                                  May 6, 1999 ,

OPERATOR PANACO,  Inc.

CONTRACT  AREA SOUTH  HALTER  ISLAND

COUNTY  OR  PARISH  OF  St.  Mary  &  Terrebonne  STATE  OF  Louisiana

[COPYRIGHT 1982 - ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 2408 CONTINENTAL LIFE BUILDING, FORT WORTH, TEXAS, 76102, APPROVED FORM. A.A.P.L. NO. 610 - 1982 REVISED

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                              OPERATING- AGREEMENT

THIS AGREEMENT, entered into by and between PANACO, Inc. hereinafter designated and referred to as "Operator", and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as "Non-Operator", and collectively as "Non-Operators".

                                   WITNESSETH:

WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A", and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

NOW,  THEREFORE,  it  is  agreed  as  follows:

                                   ARTICLE I.

                                   DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term "oil and gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless in intent to limit the inclusiveness of this term is specifically stated.

B. The terms "oil and gas lease". "lease" and "leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

C. The term "oil and gas interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

D. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit "A".

E. The term "drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

F. The term "drillsite" shall mean the oil and gas lease or interest on which a proposed well is to be located.

G. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

H. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to, participate in a proposed operation.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

                                   ARTICLE II.

                                    EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

 A.  Exhibit  "A",  shall  include  the  following  information:
(1)  Identification  of  lands  subject  to  this  agreement,
(2)  Restrictions,  if  any,  as  to  depths,  formations,  or  substances,
(3)  Percentages  or  fractional  interests  of  parties  to  this  agreement,
(4)  Oil  and gas leases and/or oil and gas interests subject to this agreement,
(5)  Addresses  of  parties  for  notice  purposes.
B.  [OMITTED]
C.  Exhibit  "C",  Accounting  Procedure.
D.  Exhibit  "D",  Insurance.
E.  Exhibit  "E",  Gas  Balancing  Agreement.
F.  Exhibit  "F",  Non-Discrimination  and  Certification  of  Non-Segregated
Facilities.
G.  [OMITTED]

If any provision of any exhibit, except Exhibits "E" and "G", is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                  ARTICLE III.
                              INTERESTS OF PARTIES

A.  [OMITTED]

B.  Interest  of  Parties  in  Costs  and  Production:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A". In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties to the extent of Leasehold Burdens which shall be borne as hereinafter set forth.

     Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in such production, the royalty amount stipulated hereinabove and shall hold the other parties free from any liability therefor. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if any such other party's lessor or royalty owner should demand and receive settlement on higher price basis, the party contributing the affected lease shall bear the additional royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C.  Excess  Royalties,  Overriding  Royalties  and  Other  Payments:

     Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in
Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D.  Subsequently  Created  Interests:

     If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit "A", or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as "subsequently created interest" irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as "burdened party"), and:

     1. If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

     2. If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.


                                   ARTICLE IV.
                                     TITLES

A.  [SECTION  OMITTED]

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  1982

                                   ARTICLE IV
                                    continued

Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order tide opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A". Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing.

No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the tide has been approved by the examining attorney or tide has been accepted by all of the parties who are to par-ticipate in the drilling of the well.

B.  [SECTION  OMITTED]

2.  Loss  by  Non-Payment  or  Erroneous  Payment  of  Amount  Due:  [OMITTED]

3. Other Losses: All losses of title incurred, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interest in the remaining portion of the Contract Area.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                   ARTICLE V.
                                    OPERATOR

A.  Designation  and  Responsibilities  of  Operator:

PANACO, Inc. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the Omits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B.  Resignation  or  Removal  of  Operator  and  Selection  of  Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if in Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed.

C.     Employees:

     The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

D.     Drilling  Contracts:

     All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

                                   ARTICLE VI.
                            DRILLING AND DEVELOPMENT


A.  [SECTION  OMITTED]

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                   ARTICLE VI
                                    continued

B.  Subsequent  Operations:

     1. Proposed Operations: Should any party hereto desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen or plug back a dry hole drilled at the joint expense of all parties or & well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective forma-tion and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the pony wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drill-ing rig is on location, notice of a proposal to rework, plug back or drill deeper may be given by telephone and the response period shall be limited to twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

     If all parties elect to participate in such a proposed operation, Operator shall within ninety (90) days after expiration of the notice period of thirty
(30) days (or as promptly as possible after the expiration of twenty-four (24) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all par-ties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination curative matter required for tide approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

2. Operations by Less than Ali Parties: If any party receiving such notice as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall. within ninety (90) days after the expiration of hour the notice period of thirty (30) days (or as promptly as possible after the expiration of twenty-four (24) hour period when a drilling rig is on location. as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed opera-tion for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party's interest as shown on Exhibit "A" or (b) carry its proportionate pan of Non-Consenting Parties' interests, and failure to advise the proposing party shall an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total twenty-four (24) hours (inclusive of Saturday. Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.

     The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encubmbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING-  AGREEMENT  -  1982

                                   ARTICLE VI
                                    continued

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non--Consenting Party's interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty and other interests not excepted by
Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

     (a) 200% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non--Consenting Party had it participated in the well from the beginning of the operations; and

     (b) 400% of that portion of the costs and expenses of drilling, reworking. deepening, plugging back, testing and completing, after deducting any cash contributions received under Article VIII.C., and 400% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in such a well. or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said wen and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

     During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.D.

     In the case of any -reworking, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities in- cuffed in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                   ARTICLE VI
                                    continued

     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non--Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

     Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such source of supply,

     The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. I. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of such initial well after it has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

     3. Stand-By Time: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed , and the results thereof furnished to the parties, stand-by costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2, shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     4. Sidetracking: Except as hereinafter provided, those provisions of this agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein called "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

     (a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

     (b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

     In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the twenty -four (24) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand-by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing par-ty's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

G.  [SECTION  OMITTED]

[PAGE]

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                   ARTICLE VI
                                    continued

D.  Access  to  Contract  Area  and  Information:

     Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations. and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports. well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator; other than that specified above. shall be charged to the Non-Operator that requests the information.

E.  Abandonment  of  Wells:

     1. Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B.

     2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formations(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of Its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the in-terval or intervals of the formation or formations then open to production.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                   ARTICLE VI
                                    continued

     Thereafter, abandoning parties shall have no further responsibility, liability, Or interest in the Operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or -leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

                                  ARTICLE VII.
                      EXPENDITURES AND LIABILITY OF PARTIES

A.  Liability  of  Parties:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.  Liens  and  Payment  Defaults:

     Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit "C". To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. Ile bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator's share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator's written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator's proportionate share of expense.

     If  any party fails or is unable to pay  its. share of expense within sixty
(60) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall, to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing paragraph.'

C.  Payments  and  Accounting:

     Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C". Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     Operator, at its election, shall have the right from time to time to demand and receive from the other par-ties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of in itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D.  Limitation  of  Expenditures:

     1. Drill or Deepen: Without the consent of all parties, no well shall be drilled or deepened, except any well drilled to deepened pursuant tot the provisions of Article VI.B.2., of this agreement. Consent to the drilling or deepening shall include:

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                   ARTICLE VII
                                    continued

     Option No. 1: All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.

     Option No. 2: All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have forty--eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase "reworking, deepening or plugging back" as contained in Article VI.B.2. shall be deemed to include "completing") shall apply to the operations thereafter conducted by less than all parties.

     2. Rework or Plug Back: Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

     3. Other Operations: Without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in
excess  of     Twenty-five  Thousand  Dollars($  25,000.00)I
except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty-five Thousand Dollars ($ 25,000.00) but less than the amount first set forth above in this paragraph.

E.  Rentals,  Shut-in  Well  Payments  and  Minimum  Royalties:

     Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the Operator, at joint expense of the parties hereto. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be a joint loss. All claims or suits involving title to any interest subject to this Agreement shall be treated as a claim or suit against all parties.
Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action, but assumes no liability for failure to do so.

F.  Taxes;

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such NonOperator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C".

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C".

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                   ARTICLE VII
                                    continued

G.  Insurance:

     At all times while operations are conducted hereunder, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C". Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D", attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

     In the event automobile public liability insurance is specified in said Exhibit -1)", or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                  ARTICLE VIII.
                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.  Surrender  of  Leases:

     The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of tide, all of its interest in such lease, or portion thereof, and any well. material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes oil and gas interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B". Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest. in any wells equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

     Any assignment, lease or surrender made under this provision shall not reduce or change -the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement.

B.  Renewal  or  Extension  of  Leases:

     If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

     If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease, Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement.

     Each party who participates in the purchase of a renewal lease shall be given in assignment of its proportionate interest therein by the acquiring party.

     The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration, of the existing lease shall be subject to this provision; but any lease taken-or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement.

     The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C.  Acreage  or  Cash  Contributions:

     While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                  ARTICLE VIII
                                    continued

said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.  Maintenance  of  Uniform  Interest:

     For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

     1. the entire interest of the party in all leases and equipment and production; or

     2. an equal undivided interest in all leases and equipment and production in the Contract Area.

     Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

     If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement-, however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E.  Waiver  of  Rights  to  Partition:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and sill rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F.  [SECTION  OMITTED]

                                   ARTICLE IX.

                         INTERNAL REVENUE CODE ELECTION

     This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K",, Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954, as permitted and authorized by
Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982


                                   ARTICLE X.
                                CLAW AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Twenty-five Thousand Dollars ($25,000.00) and if the payment is in complete settlement Of such claim or suit. If the amount required for settlement ex-ceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

                                        I

                                   ARTICLE XI.
                                  FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it;
thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

     The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

     The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion. governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

                                  ARTICLE XII.
                                     NOTICES

All notices authorized or required between the parties and required by any of the provisions of this agreement. unless otherwise specifically provided, shall be given in writing by mail or telegram; postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses fisted on Exhibit "A". The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. Ile second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

                                  ARTICLE XIII.

                                TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

     Option No. 1: So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise,

     Option  No.2  [SECTION  OMITTED]

     It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1982

                                  ARTICLE XIV.
                      COMPLIANCE WITH LAWS AND REGULATIONS

A.  Laws,  Regulations  and  Orders:

     This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B.  Governing  Law:

     This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of LOUISIANA shall govern.

C.  Regulatory  Agencies:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

          With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules. rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such NonOperator's share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

     Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the "Crude Oil Windfall Profit Tax Act of 1980", as same may be amended from time to time ("Act"), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

                                   ARTICLE XV.
                                OTHER PROVISIONS

A.  GOVERNING  AGREEMENT:

     This Agreement is subject to the terms and conditions of that certain Participation Agreement dated May 6, 1999 ("Participation Agreement") between the parties. Any conflict between the terms and conditions Imposed by these two agreements shall be controlled by the terms of the Participation Agreement.

B.  SEQUENCE  AND  TIMING  OF  OPERATIONS:

     It is agreed that where a welt, which has been authorized under the terms of this Agreement by all parties, or by one or more, but Less than all parties under Paragraph VI.B. (1) or (2); shall have bow drilled to the objective depth or the objective formation, whichever is less and the parties participating in the well cannot mutually agree upon the sequence and timing of further operations regarding sold wait, the following elections shall, control in the order enumerated hereafter:

     1.     An  election  to  do  additional  togging,  coring,  or  testing;

     2. An election to attempt to complete the watt at either the objective depth or objective formation;

     3.     An  election  to  plug  back  and  attempt  to  complete  said watt;

     4.     An  election  to  deepen  said  well;

5.     An  election  to  sidetrack  the  well;  and


     6.     An  election  to  plug  and  abandon.

     It is provided, however, that if at the time said participating parties are considering any of the above elections, the hole is in such a condition that a reasonable prudent operator would not conduct the operations contemplated by the particular election involved for fear of placing the hole in jeopardy or losing the same prior to completing the well in the objective depth or objective formation, such election shall not be given the priority hereinabove set forth.

C.  OBLIGATORY  OPERATIONS:

          Notwithstanding anything to the contrary contained in this Agreement, if any proposed operation on (other than the required operations set out in the Participation Agreement including the drilling or completion of the initial Test Well, described in Article VI.A. above) is required to (i) continue a lease or sublease, or portions thereof, in force and effect beyond the end of its primary term; or (ii) earn or preserve the right to earn a leasehold interest owned by a third party pursuant to a written agreement therewith which would otherwise expire in the absence of such operations, then in lieu of the penalties provided for in Article VI.B. each Non-Consenting Party shalt be deemed to have relinquished to Consenting Parties, and Consenting Parties shalt own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's right, title title and interest in and to the lease or sublease or agreements, or portion thereof, which would terminate or not be earned in the absence of such operations. for the purpose of this paragraph, operations wilt be deemed necessary to continue a lease or sublease agreement or portion thereof, in force and effect beyond the end of its primary term if proposed within six (6) months of the date such tease, or portion thereof, would expire, if such operations were not conducted. Notwithstanding the above, if the affected lease can otherwise be maintained by the payment of delay rentals, such wait shalt not be considered an obligatory well as contemplated by this paragraph.

D.  DEFAULT  PENALTY/AUTOMATIC  NON-CONSENT:

     If the lien conferred in Article VII.B. has been enforced, for so long as the affected party remains in default, it shalt have no further access to the Contract Area or information obtained in connection with operations hereunder and shalt not be entitled to vote on any manner hereunder. As to any proposed operation in which it otherwise would have the right to participate, such party shalt have the right to be a Consenting Party therein only if it pays the amount it is in default before the operation. This provision shalt not apply to those amounts in default that are being contested in good faith between the parties.

E.  RELEASE  OF  INFORMATION  TO  PUBLIC:

     No party shall distribute any information or photographs concerning operations hereunder to the press or other media without the approval of all parties. In the event of an emergency involving extensive property damage, operations failure, toss of human life, or other clear emergency, Operator is deemed authorized to furnish such minimum, strictly factual information as is necessary to satisfy the legitimate public interest on the part of the press and duty constituted authorities. It time does not permit the obtaining of prior approval by the other parties, Operator shalt promptly advise the other parties of the information so furnished. Nothing herein contained shall preclude any party from making such disclosures as may be, in that party's sole judgment, required by any federal or state law or regulation or by any stock exchange an which the shares of the party and/or its parent company are listed.

F.  AREA  OF  MUTUAL  INTEREST:

     If, at any time within a period of three (3) years from the effective date of this Operating Agreement, any party hereto acquires (herein called the "Acquiring Party") directly or indirectly, from a third party, any right, title or interest of any nature or kind, beneficial or otherwise, in options, royalty interest, mineral interests or leases or extensions or renewals thereof pertaining to hydrocarbons (heroin called the "Acquired Interest") covering any of the lands within the Contract Area (heroin called "Area of Mutual Interest"), such Acquiring Party shall immediately give notice in writing to all of the other parties hereto (herein called the "Non-Acquiring Parties") of such Acquired interest. The notification shall contain a description of the lands and a copy of the pertinent lease or document, the extent of the interest and the total consideration involved, together with such other details, terms and conditions required with respect to such Acquired Interest. The portion of the Acquired Interest subject to this Agreement shall be limited to the lands within the Contract Area.

     A party's Area of Mutual Interest shall be that party's Percentage Interest in the Contract Area at the time of acquisition of the Acquired Interest. As to each Acquired Interest, each Non-Acquiring Party shall have the option, but not the obligation, to elect to participate in such acquisition in an amount squat to such party's Area of Mutual Interest Interest divided by the Area of Mutual Interest interests of all parties so electing to participate or may elect to limit participation in such acquisition to its applicable percentage set forth in Article 4 of Exhibit "A" hereto by paying a like percentage of the acquisition costs for such Acquired interest.

     All parties electing to participate in an Acquired Interest shall notify the Acquiring Party of such election within fifteen (15) days (forty-eight hours, excluding Saturdays, Sundays and holiday& if a drilling rig, completion rig or workover rig is then operating within the Area of Mutual Interest) after receipt of notice from the Acquiring Party. Failure of a party having the right to participate to timely elect shalt be deemed an election by such party not to participate in such Acquired Interest. All parties electing to participate in an Acquired Interest shall promptly remit such party's share of the costs of acquisition to the Acquiring Party within ton (10) days after receipt of any invoice from the Acquiring Party, and such participating party shall assume its proportionate share of all obligations relating to the Acquired Interest. Each of the participating parties agrees to execute and deliver all such assignments, conveyances and other ,such documents as may be necessary to vest title to the Acquired Interest in the parties entitled to participate therein.

     This Article XVI provision F. shall expire at the end of the three (3) year period from the effective date of this operating Agreement.

     The Acquiring party shall immediate assign an overriding royalty on any lease or other contract creating an interest in minerals within the Area of Mutual Interest, in the total amount of three percent (3.0%), to the following parties:

5.     John  Edwin  Danser          1.500%

6.     Burton  C.  Bowen            1.125%

7.     William  A.  Borlaug          .375%

                                    3.000%

G.  ADDITIONAL  RIGHTS  OF  TRIBOW  2,  LLC:

     Notwithstanding the fact that the interests of Tribow 2, LLC in the Contract Area are effective at Prospect Payout, Tribow 2, LLC shall have the right at all times before Prospect Payout to receive notice&, evidence of rental and other payments and the right to audit the books, papers and records of Operator. Tribow 2, LLC shall have access to all wells at all reasonable times, including freedom of the derrick floor, at its sole risk and expense, including, but not limited to, the right to witness the running of toots of evaluation.

     In the event Tribow 2, LLC fails fails to make the arrangements necessary to separately dispose of or market its proportionate share of oil and/or gas produced from the Contract Area, operator shall, subject to Tribow 2, LLC's right to revoke on thirty (30) days written notice, purchase such oil and/or gas or sell it to others for the account of Tribow 2, LLC at the same time, price and terms received by the other parties for the other parties' share of oil and gas. The parties shall not charge a marketing fee for purchasing or selling Tribow 2, LLC's share of oil and/or gas.

H.  COUNTERPART  EXECUTION.

     If counterparts of this Agreement are executed, the signatures and acknowledgments of the parties, as affixed thereto, may be combined by operator in, and treated and given effect for all purposes as, a single instrument. This Agreement also may be ratified by separate instrument referring hereto, each of which shall have the effect of the original agreement and of adopting by reference all of the provisions herein contained.

                                    OPERATOR

     Thus  done and signed by PANACO, INC., at Houston, Harris County, Texas, on
this          day  of
, 1999, in the presence of the undersigned competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:





PANACO,  INC.

By:  /s/  Unknown
Name:
Title:

NOTARY  PUBLIC

                                  NON-OPERATORS

     Thus done and signed by YORK RESOURCES, INC., at Houston, Harris County, Texas, on this______________________________________day of _________________,
 1999, in the presence of the undersigned competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:




YORK  RESOURCES,  INC.

By:  /s/  Unknown
Name:
Title:


                                  NOTARY PUBLIC

     Thus.  done  and  signed  by CARSON ENERGY, INC., at Austin, Travis County,
Texas,  an  this  _  day
of        1999, in the presence of the undersigned competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:



CARSON  ENERGY,  INC.

By:  /s/  E.  Carter  Bills
E.  Carter  Bills

                                  NOTARY PUBLIC

     Thus done and signed by JANIVO REALTY, INC., at Dallas, Dallas County, Texas, on this _ day
of        1999, in the presence of the undersigned competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:



JANIVO  REALTY,  INC.

By:  /s/  Anthony  E.  Baggett
Anthony  E.  Baggett
President

                                  NOTARY PUBLIC

     Thus done and signed by LAKOTA ENERGY, INC., at Atlanta, Cobb County, Georgia, an this 10 day of May, 1999, in the presence of the undersigned competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:


/s/  Lori  Lovett
/s/  Unknown

LAKOTA  ENERGY,  INC.

By:  /s/  Ken  Honeyman
Name:      Ken     Honeyman
Title:  President

[NOTARY  SEAL]

Thus done and signed by TRIBOW 2, LLC, at Houston, Harris County, Texas, on this 6th day of May, 1999, in the presence of the undersigned competent witnesses, who have signed these presents with the said Appearer and me, Notary, after reading of the whole.

WITNESSES:


/s/  Brigette  Perkins
/s/  Unknown



TRIBOW  2,  LLC

By:  /s/  Burton     C.  Bowen
Burton  C.  Bowen
Vice  President

/s/  Linda  W.  Haas
Linda  W.  Haas
NOTARY  PUBLIC

[NOTARY  SEAL]

6.     Leasehold  Burdens  Subject  to  Contract:

     (a)     lessors'  royalties  of  twenty-two  percent  (22.0%);

     (b) overriding royalties in the amount of three percent (3.0%) in favor of John Edwin Denser, Burton C. Bowen and William
              A.  Borlaug;

    (f) working interest in the Initial, Well, carried to Completion Point the amount of 20.0% in favor of Tribow 2, LLC, PANACO Inc. and Janivo Realty, Inc.

                                    EXHIBIT B


ATTACHED TO and made a part of that certain operating Agreement by PANACO, Inc., as Operator, South Halter Island Area, St. Mary and Terrebonne Parishes.




                                     N 0 N E

COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants

                                EXHIBIT     " C "

Attached to and made apart of that certain Operating Agreement by PANACO, Inc., as Operator , South Halter Island Area, St. Mary and Terrebonne Parishes.

                              ACCOUNTING PROCEDURE
                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.     Definitions

     "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached. "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.
     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.
     "Operator" shall mean the party designated to conduct the Joint Operations, "Non-Operators!" shall mean the Parties to this agreement other than the
Operator.  "Parties"  shall  mean  Operator  and  Non-Operators.
     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.
     "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.
     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.
     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.
     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.     Statement  and  Billings

     Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.     Advances  and  Payments  by  Non-Operators

     A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B. Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt If payment is not made within such time, the unpaid balance shall bear interest monthly. at the prime rate in effect at Chase Manhattan Bank. New York on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.     Adjustments

     Payment of any such bill shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operator by Operator during any calendar year shall conclusively be presumed to the true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four
(24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

COPYRIGHT   1985  by  the  Council  of  Petroleum  Accountants  Societies.

COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants

5.     Audits

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this
Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

    B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.     Approval  By  Non-Operators

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.


                               II. DIRECT CHARGES

Operator  shall  charge  the  Joint  Account  with  the  following  items:

1.     Ecological  and  Environmental

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.     Rentals  and  Royalties

     Lease  rentals  and  royalties  paid  by Operator for the Joint Operations.

3.     Labor

     A.   (1)     Salaries  and  wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

          (2)     Salaries  of  First  Level  Supervisors  in  the  field.

          (3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

          (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section 11. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

4.     Employee  Benefits

     Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

COPAS  -  1984  -  ONSHORE
a  Recommended  by  Who  Council  of  Petroleum  Accountants  Societies

5.     Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.     Transportation

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.     Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section 111. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.     Equipment  and  Facilities  Furnished  By  Operator

     A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed ten - percent ( 10 %) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

(2) In lieu of charges in paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.     Damages  and  Losses  to  Joint  Property

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.     Legal  Expense

     Expense of handling, investigating and settling litigation or claims, title materials and examination of title discharging of liens, payment of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3. All costs whether legal, professional or otherwise incurred in compliance with State of Federal rules and regulations with respect to spacing, permitting, proration, production and NGPA shall constitute a direct charge, if applicable, to the Joint Property.

11.     Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies

12.     Insurance

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's, Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its selfinsurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.     Abandonment  and  Reclamation

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.     Communications

     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section 11.

15.     Other  Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

1.     Overhead  -  Drilling  and  Producing  Operations

     i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

          (X  )  Fixed  Rate  Basis,  Paragraph  1A,  or
          (    )  Percentage  Basis,  Paragraph  1B

     Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account

     ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

          (     )  shall  be  covered  by  the  overhead  rates,  or
          (  X  )  shall  not  be  covered  by  the  overhead  rates.

     iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          (X)  shall  be  covered  by  the  overhead  rates,  or
          (   )  shall  not  be  covered  by  the  overhead  rates.

     A.     Overhead  -  Fixed  Rate  Basis

(1) Operator shall charge the Joint Account at the following rates per well per month:

          Drilling  Well  Rate  $10,000
          (Prorated  for  less  than  a  full  month)

          Producing  Well  Rate  $1,000

(2)     Application  of  Overhead-Fixed  Rate  Basis  shall  be  as  follows:

(a)     Drilling  Well  Rate

               (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever

COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies

                    is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days,

               (2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.
          (b)  Producing  Well  Rates

               (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

               (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

               (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production -shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

               (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

               (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

     (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B.     [SECTION  OMITTED]

2.     Overhead  -  Major  Construction

     To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies

     Account for overhead based on the following rates for any Major Construction project in excess of $
                              :

A.     5  %  of  first  $100,000  or  total  cost  if  less,  plus

B.     3  %  of  costs  in  excess  of  $100,000  but less than $1,000,000, plus

C.     2  %  of  costs  in  excess  of  $1,000,000.

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.     Catastrophe  Overhead

     To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

A.     5  %  of  total  costs  through  $100,000;  plus

B.     3  %  of total costs in excess of $100,000 but less than $1,000,000; plus

C.     2  %  of  total  costs  in  excess  of  $1,000,000.

     Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.     Amendment  of  Rates

     The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

     Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.     Purchases

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In ' case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.     Transfers  and  Dispositions

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.     New  Material  (Condition  A)

     (1) Tubular Goods all tubular goods, including line pipe, shall be priced at Operator's actual cost plus operator's actual cost of transportation.

(a)     [OMITTED]
(b)     [OMITTED]

COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies

(c)     [OMITTED]
(d)     [OMITTED]

(2)     [OMITTED]
     (2) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

     (3) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and (2).

     B.     Good  Used  Material  (Condition  B)

          Material in sound and serviceable condition and suitable for reuse without reconditioning.

(1)     Material  moved  to  the  Joint  Property

               At seventy-five percent (76%) of current new price, as determined by Paragraph A.

(2)     Material  used  on  and  moved  from  the  Joint  Property

               (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

               (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

 (3)      Material  not  used  on  and  moved  from  the Joint Property

               At seventy-five percent (75%) of current new price as determined by Paragraph A.

          The Cost of reconditioning, if any, shall be absorbed by the transferring property.

C.          Other  Used  Material

(1)     Condition  C

               Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies

          (2)     Condition  D

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

               (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

          (3)     Condition  E

               Junk shall be priced at prevailing prim. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

     D.     Obsolete  Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

      E.      Pricing  Conditions

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (.25) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.     Premium  Prices

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed. charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.     Warranty  of  Material  Furnished  By  Operator

     Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The  Operator  shall  maintain  detailed  records  of  Controllable  Material.

1.     Periodic  Inventories,  Notice  and  Representation

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.     Reconciliation  and  Adjustment  of  Inventories

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for

COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies

     overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.     Special  Inventories

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.     Expense  of  Conducting  Inventories

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                                   EXHIBIT "D"

         ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT
              BY PANACO, INC. I AS OPERATOR, SOUTH HALTER ISLAM AIM
                        ST. MARY AND TERREBONNE PARISHES

1. The Operator, during the terns of this Agreement, shall attempt to carry Insurance for the benefit and at the expense of the parties hereto as follows:

     A. Worker's Compensation Insurance as contemplated and required by the laws of the state in which operations will be conducted.

     B. Employees Liability Insurance with minimum limits as required by the laws of the State in which operations will be conducted.

     C. Automobile Liability Insurance. covering all automotive equipment used under this Agreement with limits of not less than $1,000,000 Combined Single Limited.

     D. General Liability (Bodily Injury & Property Damage) Insurance with limits of not less than $1,000.000 Combined Single Limit.

     E. Excess Liability Coverage with a limit of not less than $10,000,000 for Bodily Injury and Property Damage per occurrence.

     F. Will Control "Blowout" Insurance with limits of not less than $10,000,000 per occurrence for all drilling wells Including Extra Expenses related to redrilling, see page and pollution.

II. The Operator shall charge the Joint Account for insurance premiums. Losses "including deductibles) not covered by such insurance shall be charged to the Joint Account. The Operator shall maintain and keep in force all the above insurance coverage's, but is not responsible for solvency of any insurer(s).

III. In addition, if any Non-Operator elects not to participate in Coverage "F" above, written notification must be presented to the Operator within ton
(10) days of the date of this Agreement's signing, and Operator shall be furnished with a certificate of Non Operator's Well Control Insurance.

IV. In the event any portion of such insurance is not available to Operator and coverage is either reduced or lost, then Operator shall notify Non-Operator of such facts and Non-Operator may either participate in such reduced coverage or provide Its own coverage.
V. Unavailability of Insurance at Reasonable Rates. If any of the above-described insurance policies is not available (or becomes unavailable) at reasonable premium rates, then Operator shall promptly give notice in writing thereof to the other parties and Operator thereafter shall not be required to obtain or continue such insurance in force.

VI. The Non-Operators acknowledge that the above-described policies are limited in scope of coverage and amounts insured and do not cover all risks and obligations which may be incurred under the Operating Agreement or applicable law.

                                   EXHIBIT "E"

         ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT
           BY PANACO,  INC.,  AS OPERATOR ,  SOUTH HALTER ISLAND AREA
                        ST. MARY AND TERREBONNE PARISHES

                             GAS BALANCING AGREEMENT

          I.     INTENT  OF  THIS  GAS  BALANCING  AGREEMENT


A. The parties to this gas balancing agreement ("GBA") intend to provide a method of balancing production from the acreage (the "Contract Ara) covered by the Operating Agreement to which this GBA is attached the "Operating Agreement") when a party does not take its proportionate share of production.

B. Pursuant to the Operating Agreement, each party has the right to take in kind and/or separately dispose of its proportionate share of the gas produced from the Contract Area. In the event any party hereto does not take in kind and/or market its shire of the gas as produced, the terms of this GBA shall automatically become effective, and shall supersede any relevant terms to the contrary in the Operating Agreement (unless otherwise noted herein).

C. As long as any gas produced from the Contract Area is subject to the regulations of the Federal Energy Regulatory Commission ("FERC") or any successor governmental authority under any statutory authority which establishes maximum lawful prices for the gas, each party shall receive its allocated 'share of each pricing category of gas in accordance with its participating interest in each reservoir from which such gas is produced. It is the intent of this GBA that balancing of gas will be based upon (lie allocated volumes of each such category of gas (if any) for the Contract Area (or if there is more than one well or reservoir therein in which the working interests differ, for each such well or reservoir in which such interests differ, and this GBA shall be interpreted and the provisions hereof effected accordingly). Any deregulated gas, including gas deregulated In the future, shall be treated as a separate category for purposes of balancing, and such deregulated gas category may be utilized to makeup gas from any regulated gas category.

D. The terms "party" and "parties" shall be considered to imply either the singular or plural form of the word as applicable according to the context.

                    II.     OVER/UNDER  PRODUCTION

A. During any period or periods when any party does not take in kind and/or market its full share of gas produced ("non-marketing" party), the other parties ("marketing" parties) shall be entitled, but not required, to produce, take, sill and deliver for such marketing parties' accounts, in addition to the full share of gas to which the marketing parties are otherwise entitled, all or any portion of the gas attributable to a non-marketing party. Gas attributable to a non-marketing' party that is taken by a . marketing party is referred to in this GBA as "overproduction'. Each party failing to take or market its full share of the gas produced (an "Underproduced Party") shall be considered underproduced by a quantity of gas equal to its share of the gas produced but not taken, less such party's share of the gas vented, lost or used in operations. The marketing parties that take gas attributable to a non-marketing party, in the absence of any other agreement between them, shall each take a share of the gas attributable to the non-marketing party in the direct proportion that its interest bears to the total interest of all marketing parties. All gas taken by a party in accordance with the terms of this GBA, regardless of whether such party is underproduced or overproduced, shall be regarded as gas taken for its own account with title thereto being in such party, whether such gas is attributable to such party's share of production, overproduction or makeup of underproduction.

B. Notwithstanding anything contained in this GBA or the Operating Agreement to the contrary, each party shall be obligated to take & have sold for its account its full share of gas produced if there is no other party electing to take such share of gas for its account and if the Operator determines in good faith that (i) damage may be caused to any reservoir from which production is then being obtained or (ii) reserves or the lease(s) covered by the Contract Area may be lost as a consequence of the curtailment of production that would otherwise result from such party becoming a non-marketing party under circumstances where there is no marketing party for such gas.

                       III.       ACCOUNTING FOR IMBALANCE

A. For the sole purpose of implementing the terms of this GBA and adjusting gas imbalances which may occur, each party taking gas from the Contract Area in any month shall furnish or cause to be furnished to the Operator by the last day of each calendar month a statement (a -seuees Statement!) showing the total volume of gas taken for its account during the preceding calendar month expressed in Mcf's at 14.73 PSIA (the "Report Period"). If actual volume information sufficient to prepare such statement is not made available to the taking party in sufficient time to prepare it, such taking party shall nevertheless furnish a statement of its good faith estimate of volumes taken. Within sixty (60) days after the end of each Report Period or, if later, within thirty (30) days after receipt of all Seller's Statements for such Report Period, the Operator shall furnish each party a statement of the gas balance among the parties (the "Gas Balance Statement'). The Gas Balance Statement for each Report Period shall provide an accounting on a monthly and cumulative basis of the quantities and categories of gas each party is entitled to receive and the quantities and categories of gas produced and delivered for each party's account and shall include the total quantity of gas produced in the Report Period to which it relates, expressed In Mcf's at 14.73 PSIA. All gas volumes under this paragraph will be identified by the appropriate category as required by law or regulation in effect from time to time (including deregulated gas, as appropriate). Each party agrees that it will not utilize any information obtained hereunder for any purpose other than implementing tile terms of this GBA. Any error or discrepancy in any Gas Balance Statement shall be promptly reported to Operator, following which Operator shall make a proper adjustment thereof within thirty (30) days after final determination of the correct quantities involved; provided, however, if no errors or discrepancies are reported to Operator within two (2) years from the date of any Gas Balance Statement, such Statement shall be conclusively deemed to be correct. Operator shall have the right to treat a party as a non-marketing party and not allow it to produce gas for Its account during any month when such party Is delinquent in furnishing any Seller's Statements then due from it.

B. If Operator in good faith determines that an Overproduced Party (defined for purposes hereof as any party having cumulative overproduction at the time in question) has recovered one hundred percent (100%) of such Overproduced Party's share of Operator's good faith estimate of the proved recoverable reserves from the Contract Area, such Overproduced Party shall cease taking gas upon receipt of written notification of such determination from the Operator. Upon such occurrence, the Underproduced Parties shall be entitled to take one hundred percent (100%) of such Overproduced Party's share of production until the account of the Overproduced Party is balanced. Thereafter, such Overproduced Party shall again have the right to take its share of the remaining production, if any, in accordance with the provisions herein contained. Notwithstanding anything herein to the contrary, after an Overporduced Party has recovered on e hundred percent (100%) of its full share of the estimated proved recoverable reserves as so determined in good faith by the Operator, such Overproduced Party may continue to produce if such continued production is (i) necessary for lease maintenance purposes, including avoidance of shut-in or similar payments, or
(ii) permitted by a majority in interest of the Underproduced Parties after written ballot conducted by Operator.

                         IV.   GAS  MAKE-UP

     To allow for the recovery and make-tip of underproduced gas and to balance the gas account between the parties in accordance with their respective interest, each Underproduced Party shall be entitled to take an additional share of gas ("makeup gas")as herein provided. Once an Underproduced Party begins taking makeup gas, it shall continue taking so long as practical to achieve balance. Each Underproduced Party shall ' 11 be entitled to take up to fifty percent (50%) of tile share of gas attributable to all Overproduced Parties in addition to the full share of gas to which such party is otherwise entitled;
however, in no event shall tile makeup gas entitlement of any Underproduced Party exceed one hundred percent (100%) of Its entitlement share of production. Makeup gas may be taken by an Underproduced Party as provided above commencing at tile beginning of any month following not less than 45 days' prior written notice to tile Operator of such election from the Underproduced Party. If, more than one Underproduced Party elects to take makeup gas during any month when Insufficient gas is available as provided herein from the Overproduced Parties, such Underproduced Parties shall be entitled to take makeup gas In proportion to their respective underproduced accounts as reflected in the most recent available Gas Balance Statement. No Underproduced Party will be allowed to take makeup gas during the months of October, November, December or January, except out of production that any other party elects not to take during such months. The first gas made up shall be assumed to be tile first gas underproduced.

                    V.     ASSIGNMENT  OF  INTEREST

     In the event a party sells, assigns, exchanges or otherwise transfers all or any undivided portion of its working interest in the Contract Area, the transferee of tile interest so transferred shall take such interest subject to any overbalance position attributable to such interest (and by accepting such interest such transferee shall have assumed and shall be responsible for such overbalance position as provided herein, provided that the transferor shall also remain fully liable therefor until such overbalance position is fully satisfied as provided herein); and, conversely, the transferee of such interest as to which an underbalance position exists shall be the party to whom tile Overproduced Parties shall be accountable under this GBA. The provisions of the preceding sentence shall not apply to any mortgage, pledge or hypothecation of, or any other grant of a security interest in, any such working interest; provided, however, that such provisions shall apply to the forced sale of such interest pursuant to the foreclosure of, or other realization upon, any such encumbrance. The provisions of this paragraph shall be In addition to any other provisions of the Operating Agreement applicable to tile transfer of any such working interest.

                    VI.     CESSATION  OF  PRODUCTION

A. Following the Operator's good faith determination that the well(s) within tile Contract Area have reached the end of their economically productive lives after gas production therefrom has ceased with no attempt having been made to restore production within one hundred twenty (120) days thereafter, the Operator shall distribute, within one hundred fifty (150) days of the date the last well in the Contract Area last produced gas from the productive formations therein, a statement of net unrecouped underproduction and overproduction and the months and years In which such unrecouped production accrued. Within thirty (30) days from the end of such one hundred flfty (150) day period, the overproduced Non-operators shall furnish to Operator, for the sole purpose of establishing records sufficient to verify cash balancing values, a statement supported by copies of gas sales invoices, reflecting amounts actually received (or constructively received as provided in Section VI.F) on a monthly basis for the months for which accrued unrecouped overproduction exists. Within thirty (30) days after receipt of all such statements, Operator shall provide a final accounting showing the amounts owed by the overproduced Non-operators (the "final accounting").

B. If an Overproduced Party desires to furnish an Underproduced Party with make-up gas from another location, then it shall deliver to the Underproduced Party written notice to that effect setting forth the quantity of gas (as adjusted to equal the same BTU content and gas quality as the Underproduced Party would have received if it were not a nonmarketing party) and the proposed delivery point(s) and makeup rate(s). If the parties do not agree on the delivery point(s) and makeup rate(s) prior to the issuance of the final accounting, then a cash settlement shall be made as provided in Section VI.C.

C. Within thirty (30) days of receipt of the final accounting and subject to the provisions of Section VI.B, each Overproduced. Party shall remit to Operator for disbursement to the Underproduced Parties a sum of money (which sum shall not include interest) equal to the amount actually received (or constructively received as provided in Section VI.F) by such Overproduced Party for quantities taken during the month(s) of overproduction, less applicable deductions for transportation costs, royalties ( including overriding royalties to the extent they burden the interest of both the Overproduced Party and the Underproduced Party), severance and other production taxes and any other costs or charges to which the production of the Overproduced Party and the Underproduced Party would be subject (in each instance to the extent actually paid by the Overproduced Party). Such remittance shall be based on the number of MM13TU' of overproduction and shall be accompanied by a statement showing volumes and prices for each month with accrued unrecouped overproduction.

D. Within thirty (30) days of receipt of any such remittance by Operator from an Overproduced Party, Operator shall disburse such funds to the Underproduced Party(ies) in accordance with the final accounting. Operator assumes no liability with respect to any such payment (unless such payment Is attributable to Operator's overproduction), it being the intent of the parties that each Overproduced Party shall be solely responsible for reimbursing each Underproduced Party for such Underproduced Party's respective share of overproduction taken by such Overproduced Party in accordance with the provisions herein contained. If any party fails to pay any sum due under the terms hereof after demand therefor by the Operator, ilia Operator may turn responsibility for the collection of such sum over to the party or parties to whom it is owed, and Operator shall have no further responsibility for collection.

E. In determining the amount of overproduction for which settlement is clue, production taken during any month by an Underproduced Party in excess of such Underproduced Party' share shall be treated as makeup gas and shall be applied to reduce prior deficits in the order of accrual of such deficits.

F. An Overproduced Party that took gas in kind for Its own use or sold gas to an affiliate shall pay for such gas at market value at the time it was produced. even If ilia Overproduced Party sold such gas to an affiliate at a price greater or lesser than market value.

G. If refunds are later required by any governmental authority, each party shall be accountable for its respective share of such refunds as finally balanced hereunder.

                             VII. ROYALTY SETTLEMENT

     Except where provision is made to the contrary in the Operating Agreement or as otherwise may be required by any applicable law or regulation, at all times while gas is produced from the Contract Area, each party shall pay, or cause to be paid, all royalty due and payable on its share of gas production actually taken. Each party agrees to hold each other party harmless from any and all claims for royalty payments asserted by its royalty owners. The term "royalty owner" shall include owners of royalties, overriding royalties, production payments and similar interests.

                         VIII.     DELIVER  ABILITY  TESTS

     Nothing herein shall be construed to deny any party the right, from time to time, upon reasonable advance notice in writing to the Operator, to produce and take or deliver to its purchaser the full well stream for a reasonable period to meet the deliverability test required by its purchaser.

                              IX.     NOMINATIONS.

A. Each party, on a monthly basis, shall be responsible to nominate its respective share of gas to the transporting pipeline(s). Further, each party shall bear and pay all penalties, if any, related to its share of gas whether it is selling or using the gas or whether the sales and use of each are in proportion to its respective interest in such gas. Any party may begin taking and/or delivering to its purchasers its full share of gas produced on the first day of any month provided the Operator has received written notice thereof at least eighteen (18) working days prior to the first day of such month. Upon receiving a written request from a party taking its gas in kind, Operator shall give such, party or its designated representative notice no later than nine (9) working days prior to the first day of a month of the sustained MMBTU per day (including anticipated 'downtime) which Operator estimates It will deliver to sales for such ensuing month. Operator agrees to advise such party or Its designated representative of any anticipated or reported significant change In production volumes (+/-5%) of which Operator has knowledge as soon as reasonably practical.

B. Operator shall not be liable to any party for any cost, expense, loss or liability as to any matter set out in this Section IX, Including but 'not limited to any fees and/or penalties associated with Imbalances charged by any pipeline, except such as is caused by tile gross negligence or willful misconduct of Operator.

                                  X.      TAXES

A. Each party shall pay, or cause to be paid, all production and severance taxes due and payable on all gas production actually taken or sold by such party.

B. For Federal income tax purposes, the parties agree to utilize the cumulative gas balancing method in accordance with Treasury Regulation section 1.761-2(d). This will facilitate the election of the parties to be excluded from the provisions of Subchapter K. Chapter 1, Subtitle A of the Internal Revenue Code of 1986 as provided In Article 20.1 of the Operating Agreement.

                          XI.      LIQUID HYDROCARBONS

     All parties hereto shall share in and own the liquid hydrocarbons recovered from all gas by primary separation equipment prior to processing In a gas plant In accordance with their respective Interests, as specified In the Operating Agreement, whether or not such parties are actually producing and marketing gas at such time.

                              XII.  LEASE OPERATING COSTS

     Nothing herein shall change or affect tacit party's obligation to pay Its proportionate share of all costs and liabilities Incurred In operations, as its share thereof Is set forth in the Operating Agreement.

                              XIII. TERM

     This agreement shall remain in force and effect as long as the Operating Agreement is in effect and thereafter until the gas balance accounts between the parties are settled in full and shall accrue to the benefit and be binding upon the parties hereto, their successors, representatives and assigns.

                              XIV.  OPERATOR'S  LIABILITY

     Except as otherwise provided herein, Operator is authorized to administer tile provisions of this Agreement, but shall have no liability to the other parties for losses sustained or liability Incurred which arise out of or In connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct.

                                XV. AUDITS

     Any Underproduced Party shall have the right for a period of two (2) years after receipt of payment pursuant to a final accounting and after giving written notice to all parties, to audit an Overproduced Party's accounts and records relating to such payment. The party conducting such audit shall bear its costs of the audit. Additionally, Operator shall have the right for a period of two
(2) years after receipt of a Seller's Statement or a statement prepared in connection with the final accounting and after giving written notice thereof to the affected party to audit such party's accounts and records relating to such volumes or payment. as applicable. Costs of such audit shall be borne by the joint account.

                               XVI. CONFLICT

     The terms of this GBA govern if there Is a conflict between the terms hereof and the terms of any gas sales contract covering the Contract Area entered into by any party.

                              XVII. ARBITRATION

     Any controversy or claim arising out of or relating to this GBA or the breach hereof shall be settled by binding arbitration In accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment upon the award may be entered In any court having jurisdiction thereof. The arbitrator shall not award punitive nor multiple damages in settlement of any controversy or claim.

                                   EXHIBIT "F"

         ATTACHED TO AM MADE A PART OF THAT CERTAIN OPERATING AGREEMENT
            BY PANACO,  INC., AS OPERATOR, SOUTH HALTER, ISLAND AREA
                        ST. MARY AND TERREBONNE PARISHES

                     EQUAL EMPLOYMENT OPPORTUNITY PROVISION

During  the  performance  of  this  contract,  as  "Operator" agrees as follows:

1) The Operator will not discriminate against any employee or applicant for employment because of race, color, religion, national origin or sex. The Operator will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, national origin or sex. Such action shall Include, but not be limited to the following: employment, upgrading, demotion, or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Operator agrees to post in conspicuous places, available to employees and applicants for employment notices to be provided for the contracting officer setting forth the provisions of this non-discrimination clause.

2) The Operator will, In all solicitations or advertisements for employees placed by or on behalf of the Operator, state -that all qualified applicants will receive consideration for employment without regard to race, color, religion, national origin or sex.

3) The Operator will send to each labor union or representative of workers with which It has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or workers' representative of the Operators' commitments under Section 202 of Executive Order No. 11246 dated September 24, 1965, and shall post copies of the notice In conspicuous places available to employees. and applicants for employment.

4) The Operator will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

5) The Operator will furnish all Information and reports required by Executive Order No. 11246 of September 24, 1966, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to Its books, records, and accounts by the contracting agency and the Secretary of Labor for purposes of Investigation to ascertain compliance with such rules, regulations, and orders.

6) In the event of the Operator's non-compliance with the nondiscrimination clauses of this contract or with any of such rules, regulations, or orders, this contract may be cancelled, terminated or suspended In whole or In part and the
Operator may be declared Ineligible for further Government contracts In accordance with procedures authorized In Executive Order No. 11248 of September 24, 1985, and such other sanctions may be Imposed and remedies Invoked as provided In Executive Order No. 11246

7) The Operator will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each subcontract or vendor. The Operator will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for non-compliance. Provided, however, that in the event the Operator becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the Operator may request the United States to enter into such litigation to protect the interests of the United States.

8) Operator acknowledges that it may be required to file Standard Form 100 (EEO-1) promulgated jointly by the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission and Plans for Progress with Joint Reporting Committee, Federal Depot, Jeffersonville, Indiana, within thirty (30) days of the date of contract award if such report has not been filed for the current year and otherwise comply with or file such other compliance reports as may be required under Executive Order No. 11246, as amended and rules and regulations adopted thereunder.

9) Operator further acknowledges that he may be required to develop a written affirmative action compliance program as- required by the rules and regulations approved by the Secretary of Labor under authority of Executive Order No. 11248 and supply Non-Operators with a copy of such program if they so request.

                   CERTIFICATION OF NON-SEGREGATED FACILITIES

1) Operator assures Non-Operators that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit Its employees to perform their services at any location, under its control, where segregated facilities are maintained. For this purpose, it is understood that the phrase "segregated facilities" includes facilities, which are in fact segregated on a basis of race, color, religion or national origin, because of habit; local custom or otherwise. It is further understood and agreed that maintaining or providing segregated facilities for its employees or permitting its employees to perform their services at any location under its control where segregated facilities are maintained is a violation of the equal opportunity clause required by Executive Order No. 11246 of September 24, 1965.

2) Operator further understands and agrees that a breach of the assurance herein contained subjects it to the provisions of the Order at 41 CFR Chapter 60 of the Secretary of Labor dated May 21, 1988, and the provisions of the equal opportunity clause enumerated in contracts between the United States of America and Non-Operators.

3)     Whoever knowingly and willfully makes any false, factitious or fraudulent
representation  may  be  liable  to criminal prosecution under 18 U.S.C.   1001.

                       OCCUPATIONAL SAFETY AND HEALTH ACT

Operator will observe and comply with all safety and health standards promulgated by the Secretary of Labor under Section 107 of the Contract Work Hours and Standards Act, published In 29 CFR Part 1518 and adopted by the Secretary of Labor as Occupational Safety and Health Act of 1970. Such safety and health standards shall apply to all subcontractors and their employees as well as to the prime contractor and its employees.

                              VETERAN'S PREFERENCE

Operator agrees to comply with the following insofar as contracts it lets for an amount of $10,000 or more or which will generate 400 or more man-days of employment (each man-day consisting of any day in which an employee performs more than one hour of work) and further agrees to Include the following provision In contracts with Contractors and subcontractors:

                "CONTRACTOR AND SUBCONTRACTOR LISTING REQUIREMENT

1) As provided by 41 CFR 50-250, the contractor agrees that all employment openings of the contractor which exist at the time of the execution of this contract and those which occur during. the performance of this contract, including those not generated by the contract and including those occurring at an establishment of the contractor other than the one wherein the contract is being performed but excluding those of independently operated corporate affiliates, shall, to the maximum extent feasible, be offered for listing at an appropriate local office of the State employment service system wherein the opening occurs and to provide such periodic reports to such local office regarding employment openings and hires as may be required. Provided, that this provision shall not apply to openings which the contractor fills from within the contractors organization or are filled pursuant to a customary and traditional employer-union hiring arrangement and that the listing of employment openings shall involve only the normal obligations which attach to the placing of job orders.

2) The contractor agrees to place the above provision in any subcontract directly under this contract."

               CERTIFICATION OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Operator  agrees  to  comply  with  the Clean Air Act (42 U.S.C.   1857) and the
Federal  Water  Pollution  Control  Act  (33  U.S.C.   1251)  when  conducting
operations involving nonexempt contracts. In all nonexempt contracts with subcontractors, Operator shall require:

1) No facility shall be utilized by Subcontractor in the performance of this contract with Non-Operator who is listed on the Environmental Protection Agency
(EPA)  List  of Violating Facilities. See Executive Order No. 11738 of September
12,  1973,  and  40  CFR   15.20.

2) Prompt written notification shall be given to Subcontractor to Non--Operator of any communication indicating that any such facility is under consideration to be included on the EPA List of Violating Facilities.

3) Subcontractor shall comply with all requirements of Section 1.14 of the Clean Air Act (42 U.S.C. 1857) and Section 308 of the Federal Water Pollution Control Act (33 U.S.C. 1261). relating to inspection, monitoring, entry, reports, and Information, as well as all other requirements specified in these Sections, and all regulations and guidelines issued thereunder.

4) The foregoing criteria and requirements shall be included in all of Subcontractor's nonexempt subcontracts, and Subcontractor shall take such action as the Government may direct as a means of enforcing such provisions. See 40 CFR
15.4  and  5.


                                 END OF EXHIBIT

EVEREST  MINERALS  CORPORATION
POST  OFFICE  BOX
CORPUS  CRISTI  TEXAS  78403
(512)  883-2831
Facsimile  (512)

September  13,  1999

Cummins  &  Walker  Oil  Company                         Via  Facsimile
                                                         --------------
Post  Office  Box  718                              361/882-2672
Corpus  Christi,  Texas  78403

Attn:  Mr.  M.  L.  Walker

Re:     Union  Central  Life  Insurance  Co.  Well  No.  I
     Colorado  County,  Texas

Everest Minerals Corporation ("Everest") as Operator will set 7000' of 4 1/2 " casing in order to test the Yegus sands for the Union Central Life Insurance Co. Well No. I in Colorado County, Texas.

It is our understanding that Cummins & Walker Oil Company Inc. ("Cummins") will not be the Operator for the referenced well and has appointed Everest to take its place. Cummins will participate for 5.0% in lieu of its original 10.0%, and Everest and Lakota Energy, Ind. will each own 50% of the remaining 5.0%. This interest is subject to a 25.0% back in working interest after payout by Carolina Oil & Gas, Inc.

If you are in agreement, please sign in the designated space below and forward Everest a check in the amount of $132,010.73 for the completion funds for the referenced well. These costs are only an estimate and Cummins agrees to be responsible for 82.5% of all completion costs as of 1:30 a.m. on September 13, 1999.

With the exception of the above, this is subject to the tam and conditions of Letter Agreement dated May 17, 1999, by and between Cummins, Everest Oil & Gas Corporation and Carolina Oil and Gas, Inc. Please execute and return via fax by 3:00 p.m. today.

Sincerely,

/s/

Tom  M.  Crain,  Jr.
Vice  President

ACCEPTED  AND  AGREED  TO  THIS  13TH  DAY  OF  SEPTEMBER,  1999.

CUMMINS  &  WALKER  OIL  COMPANY,  INC.     (Hand  written  note  "LaKota  owes
$26,402.15")

/s/

M.  L.  Walker,  II  President

CUMMINS  &  WALKER  OIL  COMPANY,  INC.
P.  0.  Box  718
Corpus  Christi,  Texas  78403
(5  12)  882-2607  FAX  (512)  882-2672

April  9,  1999

Mr.  John  Hays
LaKota  Energy,  Inc.
6606  Carrington  Court
Sugarland,  Texas  77479

Re:     Garwood  Prospect
     Colorado  County,  Texas

Dear  John:

Enclosed herewith, please find a package on our Garwood Prospect located in Colorado County, Texas. It is a multi-pay test with particular emphasis on the Yegua "Y-2" sand. This prospect will test the Y-2, Y-4, and a shallow Miocene sand at approximately 2500'. In addition, we will encounter the Frio which has been quite prolific in this area, but generally falls below the 10' tuning thickness the 3-D requires to resolve an amplitude event.

The lease block consists of 480 acres currently under lease. We are negotiating for an additional 360 acres (to be offered at cost to the present partner group)to the North-North West and have a partial interest leased under the 360. If the first well is successful, we will drill a third Y-2 test on the NW block.

Terms  of  the  trade  are  as  follows:

Land,  Legal  and  Title  Opinion:          89,000
Geology  &  Generation:                     30,000
Seismic  Costs:                             60,000
Dry  Hole  Cost:                           120,000
Completion  Cost:                          120,000
Total  Well  Cost:                         419,000
Cost  per  Quarter:                        104,750

The prospect is subject to a 25% backin after payout on the first well only in favor of Carolina Oil & Gas, Inc. (Robert Buchan), who is the prospect generator. Cummins & Walker Oil Company, Inc. will be named operator of the contract area. Cummins & Walker will own a 1/8th interest heads-up.

40% of the prospect is available at this time. We have a title opinion in hand and rigs are available. We anticipate an initial rate of 1.2mmcf/d and a 8.4 month payout. Payout on the first well would require 298mmcf/gas.

(Handwritten  -  Thanks  M.  L.  W.  II)

     INVOICE                    No._____________________


CUMMINS  &  WALKER  OIL  COMPANY,  INC.
P.  0.  Box  718
Corpus  Christi,  Texas  78403
(512)  882-2607



                                                       DATE     May  21,  1999
                                                                --------------


LaKota  Energy,  Inc.
6606  Carrington  Court
Sugarland,  Texas  77479                                   LEASE   Garwood  3-D
                                                                   ------------
Prospect
   -----


To invoice you for your .175 Working Interest in the leases, geophysical and geological costs, and your dry hole costs.


TOTAL  AMOUNT  DUE:          $57,225.00


Copy of LaKota Energy, Inc. Check Number 0984 in the amount of $57,225.00 made payable to Cummins & Walker Oil Co. written on NationsBank account number 000984 061000052 070 719 7090

                                    EXHIBIT H

                          NOTICE OF OPERATING AGREEMENT

State  (situs  of  land):   TEXAS

County  (situs  of  land):  COLORADO

Operator:  Cummins  &  Walker  Oil  Company,  Inc.

Operator's  Address:     317  People,  Suite  1000
                         P.O.  Box  718
                         Corpus  Christi,  TX  78403

Nonoperators:          LaKota  Energy,  Inc.

Nonoperators'  Address:  6606  Carrington  Court
                         Sugarland,  Texas  77479

Date  of  Execution:     May  21  ,  1999

Effective  Date:         May  17,  1999

     Notice is hereby given that Operator and Nonoperators, named above, entered into an Operating Agreement dated May 17, 1999 , (the "Agreement") which covers lands located in the County and State named above, more fully described in Exhibit "A" attached to this Notice. The Agreement is on the following form:
A.A.P.L.-1989

The Agreement contains the terms and conditions commonly found in that form of Agreement with certain additions and deletions. In particular, it should be noted that the Agreement contains provisions affecting the sharing of expenses and revenues, controlling the relinquishment of interests by nonconsenting parties, granting liens and rights of set off and recoupment, and generally affecting the rights of the undersigned in the lands and interests subject to the Agreement.

Operator and Nonoperators give notice that the Agreement between them may be amended and supplemented from time to time in the future, and any inquiry as to the contents of the Agreement should also include an inquiry as to the contents of any and all such amendments and supplements.

This Notice is being executed and recorded for the purpose of giving notice to third parties dealing with the Operator and Nonoperators of the existence of the Agreement and also of perfecting the liens and interests set forth in that Agreement. Each of the undersigned reserve the right to refuse inspection of the Agreement to parties attempting to obtain information for purposes prejudicial to the business interests of the parties to the Agreement.

This Notice may be executed in multiple counterparts and shall be binding upon all parties signing same, whether all sign or otherwise. To facilitate recordation, a single counterpart containing additional signature and acknowledgment pages from other counterparts may be executed and recorded.

EXECUTED  on  the  date  set  out  below  beside  each  party's  name.

                                   OPERATOR:

                                   CUMMINS  &  WALKER  COMPANY,  INC.

May  21,  1999                              By:  /s/
--------------                              --------
Date  Executed                              M.  L.  Walker,  II,  President


                                   NONOPERATORS:


-  14  -  99                              /s/
Date  Executed                         (Print  or  Type  Name)
                                   Ken  Honeyman

STATE  OF  TEXAS
           -----

COUNTY  OFNVECES
          ------

Before me, the undersigned authority, on this day personally appeared M. L. Walker, II, President of Cummins & Walker Oil Company, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as his free act and deed for the purposes and consideration therein expressed.

Given  under  my  hand  and  seal  of  office  this  21day  of  May,  1999
                                                     --         ----------


_______________________________________________
     Notary  Public,  State  of  ____________________________
                                        My  Commission  Expires:
_________________________




STATE  OF  GEORGIA
           -------

COUNTY  OFCOBB
          ----

Before me, the undersigned authority, on this day personally appeared Ken Honeyman, of LaKota Energy, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as his free act and deed for the purposes and consideration therein expressed.

Given  under  my  hand  and  seal  of  office  this  14thday  of  June,  1999
                                                     ----         -----------

     _______/s/________________________________
Notary  Public,  State  of  ____________________________
                                        My  Commission  Expires:
_________________________

(Stamped with a Notary Seal bearing the name Nan Richie, Harlson County, Georgia Notary Public, commission expiration of Jan. 8, 2001)